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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in Amendment No. 3 to Registration Statement No. 333-05555 of Boyd Gaming Corporation on Form S-3 relating to the issuance of $200,000,000 Senior Notes due 2003 of our report dated August 23, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Las Vegas, Nevada
September 23, 1996